UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01211	81-2621577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market
6.50% Notes due 2024	GECCN	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, the Board of Directors (the “Board”) of Great Elm Capital Corp. (the “Company”) appointed Chad Perry as a Class III Director to fill a vacancy on the Board. Mr. Perry will be eligible for re-election at the Company’s 2022 Annual Meeting of Stockholders. Mr. Perry will serve as the Chairman of the Company’s Compensation Committee and as a member of the Company’s Audit Committee and the Company’s Nominating & Corporate Governance Committee.

Following Mr. Perry’s appointment, the Company is in compliance with Nasdaq Listing Rule 5605(b)(1), which requires the Board to consist of a majority of independent directors, and Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to be comprised of at least three independent directors.

Mr. Perry will receive the standard compensation provided to the Company’s non-employee directors, as described in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders.

The Company will enter into its standard form of indemnification agreement with Mr. Perry.

Item 8.01.  Other Events.

On March 15, 2022, the Company issued the press release attached as Exhibit 99.1 to this report announcing Mr. Perry’s appointment to the Board.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: March 15, 2022	/s/ Keri A. Davis
	By:	Keri A. Davis
	Title:	Chief Financial Officer